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Capital Southwest Announces Financial Results for First Fiscal Quarter Ended June 30, 2018
CSWC Reports Pre-Tax Net Investment Income of $0.31 Per Share
Dallas, Texas – August 6, 2018 – Capital Southwest Corporation (“Capital Southwest,” “CSWC” or the “Company”) (Nasdaq: CSWC), an internally managed business development company focused on providing flexible financing solutions to support the acquisition and growth of middle market businesses, today announced its financial results for the first fiscal quarter ended June 30, 2018.
First Quarter Fiscal Year 2019 Financial Highlights

•	Total Investment Portfolio: $411.3 million

◦	Credit Portfolio of $272.1 million:

▪	No investments currently on non-accrual

▪	86.3% 1st Lien Debt

▪	$63.8 million in new committed credit investments

▪	$19.1 million in prepayments and amortization in credit investments

◦	Equity Portfolio of $72.6 million, excluding investment in I-45 Senior Loan Fund ("I-45 SLF"):

▪	$3.1 million in new equity investments during the quarter, consisting of co-investments alongside two credit investments

▪	$24.8 million in proceeds from the exit of one equity investment generating an $18.6 million realized gain

◦	CSWC Investment in I-45 SLF of $66.6 million

▪	I-45 SLF portfolio of $228.5 million

▪	Portfolio consists of 45 issuers: 93.2% 1st Lien Debt and 6.8% 2nd Lien Debt

▪	I-45 SLF paid a $2.2 million quarterly dividend to CSWC, an effective yield of 13.1%

•	Pre-Tax Net Investment Income of $5.0 million, or $0.31 per weighted average diluted share

•	Declared and Paid Total Dividend of $0.89 per share

◦	Regular Dividend of $0.29 per share and Supplemental Dividend of $0.60 per share

•	Net Realized and Unrealized Portfolio Appreciation: $7.0 million

•	Cash and Cash Equivalents: $12.5 million

•	Total Net Assets: $307.4 million

•	Net Asset Value (“NAV”) per Share: $18.87

•	Weighted Average Yield on Debt Investments: 11.73%

In commenting on the Company's results, Bowen Diehl, President and Chief Executive Officer, stated, “We continue to thoughtfully grow our balance sheet, having originated investments in three new portfolio companies and three existing portfolio companies during the quarter. All of these transactions were directly originated and led by CSWC, with the one exception being an add-on to a large club deal. All of our credit deployed this quarter was first lien, with one of the new portfolio company opportunities and one of the add-on opportunities including equity co-investments. Our portfolio continues to perform, having produced a 15.1% annualized return on equity this quarter with no investments currently on non-accrual. We were also pleased to be able to exit our investment in TitanLiner in a transaction that resulted in a sizeable realized gain, which allowed us to pay a large supplemental dividend to our shareholders and fund our announced Supplemental Dividend Program. Finally, we continue to be well-capitalized with available debt capital and leverage of only 0.4 to 1, providing us significant room to continue to grow the investment portfolio, net investment income and the dividend for our shareholders.”

First Quarter Fiscal Year Investment Activities
During the quarter ended June 30, 2018, the Company originated three new investments and three follow-on investments totaling $66.9 million in commitments. New investment transactions that occurred during the quarter ended June 30, 2018 are summarized as follows:
Gauge American Nuts Operations LLC, $18.1 million 1st Lien Senior Secured Debt, $2.0 million Delayed Draw Term Loan, $3.5 million Revolving Loan and $3.0 million Common Stock: American Nuts is an importer, mixer, roaster, and packager of bulk nuts and dried fruit.

•	Subsequent to quarter end, American Nuts refinanced the Revolving Loan with a traditional revolving lender.

•	The Delayed Draw Term Loan is intended to fund earn-out payments to the sellers based on certain EBITDA growth targets.
Fast Sandwich, LLC, $3.3 million 1st Lien Senior Secured Debt and $4.1 million Revolving Loan: Fast Sandwich, LLC is an operator of Jimmy John's franchised sandwich shop locations.
Environmental Pest Service Management Company, LLC, $16.3 million 1st Lien Senior Secured Debt and $7.0 million Delayed Draw Term Loan: Environmental Pest is a provider of routine termite and pest control and lawn care services to residential and commercial properties.

•	The Delayed Draw Term Loan is intended to fund company acquisitions, subject to certain lender consents and leverage level limitations.
Delphi Intermediate HealthCo, LLC, $5.0 million add-on to 1st Lien Senior Secured Debt: Delphi Health is a behavioral health company specializing in providing chemical dependent and addiction treatment services to adults.
Elite SEM, Inc., $2.5 million add-on to 1st Lien Senior Secured Debt and $0.1 million in Preferred Stock: Elite SEM is a performance digital media agency.
ITA Holdings Group, LLC (d/b/a Apollo MedFlight), $2.0 million add-on to 1st Lien Senior Secured Debt: Apollo MedFlight is a regional provider of air and ground medical transport services.

During the quarter ended June 30, 2018, the Company received full prepayments on two investments totaling $15.1 million and proceeds related to the sale of one equity investment totaling $24.8 million. The Company received proceeds from the following investments:
Prepaid Legal Services, Inc.: Proceeds of $5.0 million, generating an IRR of 11.6%.
Wastewater Specialties: Proceeds of $10.1 million, resulting in an IRR of 16.6%.
TitanLiner, Inc.: Proceeds of $24.8 million, resulting in an IRR of 28.9%.

First Fiscal Quarter 2019 Operating Results
For the quarter ended June 30, 2018, Capital Southwest reported total investment income of $11.1 million, compared to $9.9 million in the prior quarter. The increase in investment income was attributable to an increase in average debt investments outstanding.
For the quarter ended June 30, 2018, total operating expenses (excluding interest expense) were $3.7 million, compared to $3.4 million in the prior quarter. The increase in operating expenses was due to one-time fees paid in connection with the addition of a new board member and expenses related to the preparation of annual shareholder meeting materials.
For the quarter ended June 30, 2018, there was interest expense of $2.4 million, compared to $2.0 million in the prior quarter. The increase in interest expense was due to increased average debt outstanding on the revolving credit facility during the quarter, as well as an increase in the weighted average interest rate on the credit facility.
For the quarter ended June 30, 2018, total pre-tax net investment income was $5.0 million, compared to $4.5 million in the prior quarter.
For the quarter ended June 30, 2018, there was tax expense of $0.4 million, compared to $0.3 million in the prior quarter.
During the quarter ended June 30, 2018, Capital Southwest recorded total realized and unrealized gains on investments of $7.0 million, compared to $10.8 million in the prior quarter. The net increase in net assets resulting from operations was $11.7 million for the quarter, compared to $15.0 million in the prior quarter.
The Company’s NAV at June 30, 2018 was $18.87 per share, as compared to $19.08 at March 31, 2018. The decrease in NAV from the prior quarter is due to the $0.60 per share supplemental dividend declared and paid in the current quarter, offset by net unrealized gains on the investment portfolio.

Liquidity and Capital Resources
At June 30, 2018, Capital Southwest had unrestricted cash and money market balances of approximately $12.5 million.
In November 2017, the Company entered into Amendment No. 1 (the “Amendment”) to its revolving credit facility. The Amendment (1) increased the total borrowing capacity under the credit facility to $180 million, (2) increased the credit facility’s accordion feature to allow for an increase in total commitments of up to $250 million, (3) reduced the interest rate on borrowings from LIBOR plus 3.25% down to LIBOR plus 3.00%, with a further step-down to LIBOR plus 2.75% at the time the Company’s net worth exceeds $325 million, (4) reduced unused commitment fees from a utilization-based grid of 0.50% to 1.5% down to a range of 0.50% to 1.0% per annum, and (5) extended the revolving period that ended August 30, 2019 through November 16, 2020.

Additionally, the final maturity of the credit facility was extended from August 30, 2020 to November 16, 2021. On April 16, 2018 and May 11, 2018, the Company entered into Incremental Assumption Agreements, which increased the total commitments under the credit facility by $20 million and $10 million, respectively. The increases were executed in accordance with the accordion feature of the credit facility, increasing total commitments from $180 million to $210 million. As of June 30, 2018, Capital Southwest had $65 million in borrowings outstanding under the credit facility. Regulatory leverage at the end of the quarter was 0.4 to 1.

In December 2017, the Company issued $57.5 million in aggregate principal amount of 5.95% Notes due 2022 (the "December 2022 Notes"). The total net proceeds from the offering of the December 2022 Notes was $55.8 million. The December 2022 Notes mature on December 15, 2022 and may be redeemed in whole or in part at any time, or from time to time, at the Company’s option on or after December 15, 2019. The December 2022 Notes bear interest at a rate of 5.95% per year, payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning on March 15, 2018.

On June 11, 2018, the Company entered into an "At-The-Market" ("ATM") debt distribution agreement, pursuant to which it may offer for sale, from time to time, up to $50 million in aggregate principal amount of December 2022 Notes through B. Riley FBR, Inc., acting as its sales agent. Sales of the December 2022 Notes may be made in negotiated transactions or transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Global Select Market, or similar securities exchanges or sales made through a market maker other than on an exchange at prices related to prevailing market prices or at negotiated prices.

As of August 3, 2018, the Company has sold a total of 474,950 of the December 2022 Notes, generating approximately $12 million in gross proceeds at an effective yield of 5.88%. As of August 3, 2018, approximately $38 million in aggregate principal amount remains available for issuance and sale under the ATM debt distribution agreement.

Additionally, I-45 SLF has total commitments outstanding of $165 million from a group of four bank lenders in its Deutsche Bank led credit facility, which is scheduled to mature in July 2022. As of June 30, 2018, I-45 SLF had $150 million in borrowings outstanding under its credit facility.

Share Repurchase Program
On January 25, 2016, Capital Southwest announced that its Board of Directors authorized the repurchase of up to $10.0 million of its common stock at prices significantly below the Company’s net asset value per share as reported in its most recent financial statements. The Board authorized the share repurchase program because it believes that the Company’s common stock may be undervalued from time to time due to market volatility.
During the quarter ended June 30, 2018, the Company did not repurchase any common stock under the program. Cumulative to date, the Company has repurchased a total of 35,911 shares at an average price of $16.37 per share, including commissions paid. The Company currently has approximately $9.4 million available for additional repurchases under the program.

First Quarter 2019 Earnings Results Conference Call and Webcast
Capital Southwest has scheduled a conference call on Tuesday, August 7, 2018, at 11:00 a.m. Eastern Time to discuss the first quarter 2019 financial results. You may access the call by dialing (866) 502-8274 and using the Conference ID 7482608 at least 10 minutes before the call. The call can also be accessed using the Investor

Relations section of Capital Southwest's website at www.capitalsouthwest.com, or by using http://edge.media-server.com/m6/p/tyc2m7ef.
A telephonic replay will be available through August 14, 2018 by dialing (855) 859-2056 and using the Conference ID 7482608. An audio archive of the conference call will also be available on the Investor Relations section of Capital Southwest’s website.
For a more detailed discussion of the financial and other information included in this press release, please refer to the Capital Southwest Form 10-Q for the period ended June 30, 2018 to be filed with the Securities and Exchange Commission and Capital Southwest’s First Fiscal Quarter 2019 Earnings Presentation to be posted on the Investor Relations section of Capital Southwest’s website at www.capitalsouthwest.com.

About Capital Southwest
Capital Southwest Corporation (Nasdaq: CSWC) is a Dallas, Texas-based, internally managed business development company with approximately $307 million in net assets as of June 30, 2018. Capital Southwest is a middle market lending firm focused on supporting the acquisition and growth of middle market businesses with $5 to $25 million investments across the capital structure, including first lien, unitranche, second lien, subordinated debt and non-control equity co-investments. As a public company with a permanent capital base, Capital Southwest has the flexibility to be creative in its financing solutions and to invest to support the growth of its portfolio companies over long periods of time.

Forward-Looking Statements
This press release contains historical information and forward-looking statements with respect to the business and investments of Capital Southwest. Forward-looking statements are statements that are not historical statements and can often be identified by words such as "will," "believe," "expect" and similar expressions and variations or negatives of these words. These statements are based on management's current expectations, assumptions and beliefs. They are not guarantees of future results and are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. These risks include risks related to changes in the markets in which Capital Southwest invests, changes in the financial and lending markets, regulatory changes, tax treatment and general economic and business conditions.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review Capital Southwest's Annual Report on Form 10-K for the year ended March 31, 2018 and subsequent filings with the Securities and Exchange Commission for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, Capital Southwest does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Investor Relations Contact:

Michael S. Sarner, Chief Financial Officer
214-884-3829

CAPITAL SOUTHWEST CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except shares and per share data)

	June 30,	March 31,
	2018	2018
	(Unaudited)
Assets
Investments at fair value:
Non-control/Non-affiliate investments (Cost: $232,460 and $200,981, respectively)	$235,961	$199,949
Affiliate investments (Cost: $56,410 and $51,648, respectively)	57,289	53,198
Control investments (Cost: $76,864 and $82,768, respectively)	118,080	139,948
Total investments (Cost: $365,734 and $335,397, respectively)	411,330	393,095
Cash and cash equivalents	12,532	7,907
Receivables:
Dividends and interest	5,671	5,219
Escrow	203	119
Other	558	447
Income tax receivable	109	109
Deferred tax asset	2,116	2,050
Debt issuance costs (net of accumulated amortization of $862 and $366, respectively)	2,676	2,575
Other assets	15,731	5,969
Total assets	$450,926	$417,490

Liabilities
Notes (Par value: $58,886 and $57,500, respectively)	$56,646	$55,305
Credit facility	65,000	40,000
Other liabilities	4,483	6,245
Dividends payable	14,503	4,525
Accrued restoration plan liability	2,913	2,937
Deferred income taxes	—	190
Total liabilities	143,545	109,202

Commitments and contingencies (Note 11)

Net Assets
Common stock, $0.25 par value: authorized, 25,000,000 shares; issued, 18,632,706 shares at June 30, 2018 and 18,501,298 shares at March 31, 2018	4,658	4,625
Additional paid-in capital	262,623	260,713
Net investment income in excess of (less than) distributions	(2,157)	6,147
Accumulated undistributed net realized gain	20,469	3,231
Unrealized appreciation of investments, net of income taxes	45,725	57,509
Treasury stock - at cost, 2,339,512 shares	(23,937)	(23,937)
Total net assets	307,381	308,288
Total liabilities and net assets	$450,926	$417,490
Net asset value per share (16,293,194 shares outstanding at June 30, 2018 and 16,161,786 shares outstanding at March 31, 2018)	$18.87	$19.08

CAPITAL SOUTHWEST CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except shares and per share data)

	Three Months Ended
	June 30,
	2018	2017
Investment income:
Interest income:
Non-control/Non-affiliate investments	$6,032	$4,332
Affiliate investments	1,452	140
Control investments	159	41
Dividend income:
Non-control/Non-affiliate investments	23	—
Affiliate investments	38	—
Control investments	3,014	3,004
Interest income from cash and cash equivalents	4	7
Fees and other income	385	200
Total investment income	11,107	7,724
Operating expenses:
Compensation	1,910	1,638
Spin-off compensation plan	—	172
Share-based compensation	475	368
Interest	2,373	738
Professional fees	488	479
Net pension expense	40	40
General and administrative	825	709
Total operating expenses	6,111	4,144
Income before taxes	4,996	3,580
Income tax (benefit) expense	379	144
Net investment income	$4,617	$3,436

Realized gain
Non-control/Non-affiliate investments	$200	$624
Affiliate investments	—	—
Control investments	18,619	—
Total net realized gain on investments before income tax	18,819	624

Change in unrealized appreciation of investments
Non-control/Non-affiliate investments	4,532	(2,419)
Affiliate investments	(671)	(332)
Control investments	(15,963)	4,050
Income tax (provision) benefit	319	85
Total net change in unrealized appreciation of investments, net of tax	(11,783)	1,384

Net realized and unrealized gains on investments	$7,036	$2,008

Net increase in net assets from operations	$11,653	$5,444

Pre-tax net investment income per share - basic and diluted	$0.31	$0.22
Net investment income per share – basic and diluted	$0.29	$0.21
Net increase in net assets from operations – basic and diluted	$0.72	$0.34
Weighted average shares outstanding – basic	16,180,291	16,009,703
Weighted average shares outstanding – diluted	16,201,443	16,072,463